Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Separation Agreement and General Release of all Claims (the "Agreement") is entered into by and between Interline Brands, Inc. (the "Company") and William E. Sanford (the "Executive") and is dated as of June 14, 2008 (the "Effective Date").

In consideration of the promises set forth in this Agreement, the Executive and the Company (the "Parties") hereby agree as follows:

  Termination of Employment.

  The Executive and the Company hereby agree that the Executive's employment and any and all appointments he holds with the Company and any of its affiliates or subsidiaries (collectively, the "Company Group"), whether as officer, director, employee, consultant, fiduciary, agent or otherwise, shall cease as of December 31, 2008, or upon such earlier termination date as may be specified by the Company or the Executive in accordance with this Agreement. Effective as of the Termination Date, the Executive shall have no authority to act on behalf of the Company or any other member of the Company Group, and shall not hold himself out as having such authority or otherwise act in an executive or other decision-making capacity. For purposes of the Employment Agreement between the Parties, dated as of August 13, 2004, as amended on December 2, 2004 (the "Employment Agreement"), the termination of the Executive's employment shall be treated as occurring by mutual agreement of the Parties. Solely for purposes of the Pre-IPO Option Agreements, the Post-IPO Option Agreements, the Restricted Stock Agreement, and the RSU Agreements (each as defined below), the termination of the Executive's employment shall be treated as a termination without Cause. For the avoidance of doubt, the Executive waives any rights or claims to payments or benefits to which the Executive might otherwise be entitled under the Employment Agreement upon a termination of employment by the Company without Cause and agrees that he shall not be entitled to any severance payments pursuant to Section 6 of the Employment Agreement as in effect prior to the execution of this Agreement, and shall only be entitled to the payments and benefits set forth in this Agreement and the Employment Agreement (after giving effect to this Agreement).

  Amendment of Employment Agreement

  The following provisions of the Employment Agreement are hereby amended, effective as of the date hereof:

  (a) Section 1 of the Employment Agreement is hereby amended by deleting the definitions of "Change in Control", "Good Reason" and "Offering".

  (b) Section 2 of the Employment Agreement is amended to read in its entirety as follows:

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  "2. Employment. Subject to the terms and provisions set forth in this Agreement, the Company hereby agrees that the Executive shall be employed as the Company's Executive Vice President of Acquisitions, and the Executive hereby accepts such employment."

  (c) Section 3 of the Employment Agreement is amended to read in its entirety as follows:

  "3. Term of Employment. The term of employment under this Agreement shall commence on the Effective Date and, unless earlier terminated under Section 6 below, shall terminate on December 31, 2008 (the "Term of Employment")."

  (d) Section 4.1 of the Employment Agreement is amended to read in its entirety as follows:

  "4.1. Positions. During the Term of Employment, the Executive shall be employed and serve as the Company's Executive Vice President of Acquisitions. In such positions, the Executive shall have such duties and authority as directed by the Chief Executive Officer of the Company. The Executive shall no longer be involved with the investor relations functions at the Company. The Executive shall report directly to the Chief Executive Officer. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation. For the avoidance of doubt, the Company shall be permitted to require (without any advance notice) that during the remainder of the Term of Employment the Executive shall provide services from his residence (or otherwise outside of the Company's premises)."

  (e) Section 5.1 of the Employment Agreement is amended to read in its entirety as follows:

  "5.1. Base Salary. During the Term of Employment, the Executive shall receive an annual base salary ("Base Salary") payable in accordance with the Company's normal payroll practices of US $441,000. The Base Salary shall be reduced proportionately for each week during which the Executive works for the Company for fewer than 40 hours, or is not providing services in Jacksonville, Florida (unless he is traveling on Company business or is otherwise directed by the Chief Executive Officer to work outside of Jacksonville, Florida)."

  (f) Section 5.2 of the Employment Agreement is amended by adding the following at the end thereof:

  "5.2. Annual Bonus. Notwithstanding the foregoing, for calendar year 2008, subject to Section 6, the Executive's Bonus that is earned, if any, based on actual performance, shall be pro-rated through September 30, 2008 (that is, the Executive shall receive 75% of the Bonus otherwise payable in respect of calendar year 2008); provided, however, that if the Executive works for the Company on a full-time basis after September 30, 2008, then he shall receive the percentage of the Bonus otherwise payable in respect of calendar year 2008 multiplied by a fraction, the numerator of which is the number of days employed during 2008 and the denominator of which is 365."

  (g) Sections 5.8 through 5.11 of the Employment Agreement are hereby deleted.

  (h) Sections 6.1 through 6.3 of the Employment Agreement are hereby amended to read in their entirety as follows"

  "6.1.    Termination Due to Death.    In the event of the Executive's death, the Executive's estate or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary accrued but unpaid as of the date of death; (b) a pro-rata Bonus payment for the calendar year of the Executive's death equal to no

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  less than the Bonus that the Executive would have been entitled to if he had remained employed by the Company at the end of such calendar year multiplied by a fraction, the numerator of which is the number of days transpired in the calendar year up to and including the date of the death of the Executive, and the denominator of which is 365; (c) immediate payment of any unpaid expense reimbursements, unpaid automobile allowance and unused accrued vacation days through the date of the Executive's death; (d) any other benefits to which the Executive, the Executive's estate or the Executive's legal representative is entitled under any of the Retirement and Welfare Plans; and (e) any other payments and/or benefits provided for in any agreement between the Company and the Executive in the event of death, including without limitation, any equity award vesting or exercisability acceleration and any extended post-termination exercise periods.

  6.2.    Termination Due to the Executive's Disability.    Upon 30 days prior written notice to the Executive, the Company may terminate the Executive's employment hereunder due to Disability. In such event, the Executive or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary accrued but unpaid as of the date of the Executive's termination due to Disability; (b) a pro-rata Bonus payment for the calendar year of the Executive's termination equal to no less than the Bonus that the Executive would have been entitled to if he had remained employed by the Company at the end of such calendar year multiplied by a fraction, the numerator of which is the number of days transpired in the calendar year up to and including the date on which the Executive is terminated by the Company due to Disability, and the denominator of which is 365; (c) immediate payment of any unpaid expense reimbursements, unpaid automobile allowance and unused accrued vacation days through the date of the Executive's termination; (d) any other benefits to which the Executive or the Executive's legal representative is entitled under any of the Retirement and Welfare Plans; and (e) any other payments and/or benefits provided for in any agreement between the Company and the Executive in the event of a termination of the Executive's employment due to Disability, including without limitation, any equity award vesting or exercisability acceleration and any extended post-termination exercise periods.

  6.3.    Termination Without Cause.    Upon 10 days prior written notice to the Executive, the Company may terminate the Executive's employment hereunder without Cause. In such event, the Executive shall be entitled to: (a) continuation of payments of Base Salary through December 31, 2008, payable in equal installments in accordance with the Company's usual payroll practices; (b) payment for the calendar year of the Executive's termination equal to the Bonus that the Executive would have been entitled to under Section 5.2 if he had remained employed by the Company through December 31, 2008, payable at such time as bonuses for such year are paid to other executives of the Company; (c) immediate payment of any unpaid expense reimbursements, unpaid automobile allowance and unused accrued vacation days through the date of termination; and (d) any other payments and/or benefits to which the Executive is entitled under any of the Welfare and Retirement Plans. In addition, the Executive's outstanding equity awards (stock options, restricted stock and restricted stock units) would continue to vest through December 31, 2008, and, solely for purposes of measuring any post-termination exercisability periods, the Executive's date of termination of employment would be treated as December 31, 2008. For the avoidance of doubt, except as specifically provided in this Section 6.3, the Executive shall not be entitled to receive any severance pay from the Company hereunder or otherwise participate in any severance plan or arrangement sponsored by the Company."

  (i) Section 6.5 of the Employment Agreement is amended to read in its entirety as follows:

  "6.5.    Termination by the Executive.    Upon 14 days prior written notice to the Company, the Executive shall have the right to terminate his employment hereunder for no reason or any reason at all. In such event, the Executive shall be entitled to: (a) any Base Salary accrued but unpaid through the date of termination; (b) immediate payment of any unpaid expense reimbursements and unpaid automobile allowance; (c) any other payments and/or benefits to which the Executive is entitled under any of the Retirement and Welfare Plans; and (d) any other payments and/or benefits provided in this Agreement in the event of a termination for Cause."

  (j) Section 6.7 of the Employment Agreement is hereby deleted.

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  (k) The last sentence of Section 9 of the Employment Agreement is hereby deleted.

  (l) Section 12.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

  "12.1. Non-Solicitation.    The Executive, during the Term of Employment and for a period of five years after any termination of Executive's employment for any reason, shall not (except on the Company's behalf), directly or indirectly, on his own behalf or on behalf of any other person, firm, partnership, corporation or other entity, (i) solicit or service the business of any of the Company's clients (as of the date of the Executive's termination of employment), any of the Company's former clients which were clients within six months prior to the termination of his employment or any of the prospective clients which were being actively solicited by the Company at the time of the termination of his employment, in each case for the purpose of providing products or services to such clients that would compete (as determined in accordance with Section 12.3.1) with the business of the Company as of the date of termination of employment, or (ii) attempt to cause or induce any employee of the Company to leave the Company."

  (m) Section 12.3.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

  "12.3.1. During the Term of Employment and for a period of four years after any termination of the Executive's employment for any reason, the Executive will not directly or indirectly, (i) engage in any business for the Executive's own account that competes with the business of the Company as of the date of termination of the Executive's employment, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company as of the date of termination of the Executive's employment, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company as of the date of termination of the Executive's employment, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its Affiliates that are engaged in a business similar to the business of the Company as of the date of termination of the Executive's employment (the "Company Affiliates") and customers or suppliers of the Company or the Company Affiliates; provided, however, that a business (the "Target Business") shall be deemed not to compete with the business of the Company if both (a) the Target Business obtains not more than $2,000,000 in annual revenues in the aggregate from all portions of its businesses that (but for this proviso) compete with the business of the Company and (b) the annual revenues from the portion of the business of the Target Business that (but for this proviso) competes with the business of the Company are incidental to (and de minimis relative to) the primary business or businesses of the Target Business; provided, further, that a Target Business shall be deemed not to compete with the business of the Company if, as of the date of the termination of the Executive's employment, both (x) the Company obtains not more than 0.5% of its annual revenues in the aggregate from sales of any products or services that are the same or substantially similar to the products or services sold by the Target Business and (y) the annual revenues in the aggregate received by the Company, or any Brand or Business Unit (each as defined below) of the Company, from sales of any products or services that are the same or substantially similar to the products or services sold by the Target Business, are incidental to (and de minimis relative to) the primary business or businesses of the Company, or of any of its Brands or Business Units. As used herein, "Brand" refers to the tradenames under which the Company does business with its customers (e.g. Barnett) and "Business Unit" refers to each separate business unit maintained by the Company for purposes of marketing, accounting or sales. Solely for illustrative purposes only, this Section 12.3.1 would not prohibit the Executive from being employed by or investing in or managing a Target Business that sells or provides office supplies (for example, paper clips, staples, batteries, office furniture) if (1) the annual revenues from such sales (in addition to the annual revenues from all other portions of the Target Business that sell or provide products or services that would otherwise be in competition with the Company) do not exceed $2,000,000 in the aggregate, and are incidental to and de minimis relative to the primary business or businesses of the Target

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  Business, or (2) the Company's annual revenues in the aggregate from the sales of such (or substantially similar) office supplies (in addition to the annual revenues in the aggregate from the sale or provision of products and services that are the same (or substantially similar to) other products and services sold or provided by the Target Business) do not exceed 0.5% of the Company's annual revenues in the aggregate, and the annual revenues in the aggregate received by the Company, or any Brand or Business Unit of the Company, from sales of such office supplies and any other products or services that are the same or substantially similar to the products or services sold by the Target Business, are incidental to (and de minimis relative to) the primary business or businesses of the Company, or of any of its Brands or Business Units."

  (n) Section 13.1 of the Employment Agreement is hereby amended by adding the following immediately at the end thereof:

  "Except for disputes relating to the provisions of Section 12 hereof, disputes among the parties will, at the election of either the Executive or the Company, be submitted for resolution in arbitration governed by the rules of the American Arbitration Association. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 13.1.  Any such proceedings shall take place in Jacksonville, Florida, before a single arbitrator who shall have the right to award to any party to such proceedings any right or remedy that is available under applicable law.  The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of the American Arbitration Association shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof."

  (o) Section 13.3 of the Employment Agreement is hereby amended to provide that notices to the Company shall be sent to the attention of the Chief Executive Officer of the Company (instead of Mr. Howard), and notices to Mr. Sanford shall be sent to c/o Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312, Attention: Sean P. McDevitt, Fax (610) 640-7835.

  Extension of Pre-IPO Options Exercisability

  Notwithstanding anything to the contrary in the Nonqualified Stock Option Agreement entered into by and between the Company and the Executive, dated December 16, 2004 (the "Pre-IPO Option Agreement"), but subject to the other provisions of this Agreement, the period of time during which the options granted under the Pre-IPO Option Agreement (that is, options to acquire 286,028 shares of Company common stock at an exercise price per share of $15.00; options to acquire 98,743 shares of Company common stock at an exercise price per share of $21.75; and options to acquire 98,743 shares of Company common stock at an exercise price per share of $26.25) may continue to be exercisable following the termination of employment of the Executive by the Company (other than due to death, and other than due to a termination for Cause) or voluntarily by the Executive, to the extent vested as of the date of the Executive's termination of employment with the Company, shall extend through and including December 31, 2010 (the "Pre-IPO Option Extension").

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  Executive acknowledges that his agreement to the revised provisions of Section 12 of the Employment Agreement is a material inducement to the Company's willingness to enter into this Agreement and to grant the Pre-IPO Option Extension, and that the Company would not have agreed to enter into this Agreement and grant the Pre-IPO Option Extension in the absence of such agreement by the Executive.

  Return of Company Property.

  No later than the seventh business day following the Termination Date, the Executive shall return to the Company all originals and copies of papers, notes and documents (in any medium, including computer disks), whether property of any member of the Company Group or not, prepared, received or obtained by the Executive during the course of, and in connection with, his employment with the Company or any member of the Company Group, and all equipment and property of any member of the Company Group which may be in the Executive's possession or under his control, whether at the Company's offices, the Executive's home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of the Executive. The Executive agrees that he and his family shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain copies of any employment, compensation, benefits or shareholder agreements between the Executive and the Company, this Agreement and any employee benefit plan materials distributed generally to participants in any such plan by the Company. On the Termination Date, all telephone and other accounts being paid by the Company on the Executive's behalf shall be terminated and company credit cards, if any, shall be returned to the Company and canceled.

  Mutual Nondisparagement; Cooperation.

  The Executive hereby agrees not to defame, disparage or criticize any member of the Company Group or any of their products, services, finances, financial condition, capabilities or other aspect of or any of their business, or any former or existing employees, managers, directors, officers or agents of, or contracting parties with, any member of the Company Group in any medium to any person or entity without limitation in time. Notwithstanding this provision, the Executive may confer in confidence with his legal representative and make truthful statements as required by law or legal process.

  The Company hereby agrees to instruct its officers, directors and members of senior management not to defame, disparage or criticize the Executive or any member of his family, in any medium, to any person or entity without limitation in time. Notwithstanding this provision, the Company's officers, directors and members of senior management may confer in confidence with their legal representatives and make truthful statements as required by law or legal process.

  The Company shall have sole and complete discretion, after consultation with the Executive, regarding the timing, content and any and all aspect of its internal, external and media communication concerning the modification and/or termination of the

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  Executive's employment by the Company. The Executive shall not participate in any such communication without the advance consent of the Chief Executive Officer of the Company or his designee.

  The Executive may discuss his job duties and experience with the Company, consistent with his obligation to protect the Company's confidential information, for the purpose of gaining future employment and/or investment opportunities.

  For the avoidance of doubt, consistent with the Executive's ceasing to have responsibility for the investor relations functions of the Company to concentrate on potential acquisitions, and without limiting the generality of Sections 4.1 and 12.2 of the Employment Agreement and the foregoing provision of Section 5 of this Agreement, the Executive agrees not to communicate with any of the Company's institutional shareholders in respect of the Company and its businesses without the advance consent of Chief Executive Officer of the Company or his designee.

  Following the Termination Date, the Executive shall continue to make himself available at reasonable times, so as not to unreasonably interfere with his ongoing business activities, to the Company Group and to advise the Company Group, at their request, about disputes with third parties as to which the Executive has knowledge, and, the Executive agrees to cooperate fully with the Company Group in connection with litigation, arbitration and similar proceedings (collectively "Dispute Proceedings") and to provide testimony with respect to the Executive's knowledge in any such Dispute Proceedings involving the Company and or any member of the Company Group. In the event that the Executive is requested by the Company or the Company Group to cooperate as required in this paragraph, the Company shall reimburse the Executive for his reasonable out-of-pocket expenses.

  Acknowledgment and Mutual Release.
    In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, the Employment Agreement and the Pre-IPO Option Agreement, the Post-IPO Option Agreement, the Restricted Stock Agreement, and the RSU Agreements, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of any thing or matter whatsoever (including without limitation relating to the Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group), both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "Company Releasees") from the beginning of time to the date hereof. This includes, but is not limited to: (i) any claim for any severance benefit which but for this Agreement might have been due the Executive under any previous agreement, including the Employment

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    Agreement, executed by and between any member of the Company Group and the Executive; (ii) any discrimination claim based on race, religion, color, national origin, age, sex, sexual orientation or preference, disability, or other protected class, or retaliation; (iii) any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA"), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, all as amended; (iv) any claim for wrongful termination, back pay, future wage loss, injury subject to relief under the Workers' Compensation Act; and (v) any claim under any other common law, public policy, contract (whether oral or written, express or implied) or tort law and/or any other local, state or federal law, regulation or ordinance. By signing this Agreement, the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Company Releasees under these and any other laws; provided, that the Executive does not waive or release claims with respect to the right to enforce this Agreement.

    The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Company Releasees before any local, state or federal agency, court or other body relating to his employment or the termination thereof (each individually a "Proceeding"). The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.

    The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and also limiting his ability to pursue certain claims against the Company Releasees. Notwithstanding the above, nothing in this Section 6 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in Section 6 of this Agreement (but no other portion of such waiver) or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA.

    Notwithstanding the foregoing, the Executive does not release, discharge or waive any rights to indemnification that he may have under the By-Laws of the Company, the laws of the State of Delaware, any indemnification agreement

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    between the Executive and the Company or any insurance coverage maintained by or on behalf of the Company.

    The Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement and he does hereby knowingly and voluntarily waive said given twenty-one day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED IN THIS SECTION 6 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

    The Executive shall have seven days from the date of his execution of this Agreement to revoke solely the portion of the waiver and release given under this Section 6 in respect of claims arising under ADEA, by providing written notice of such revocation to the Company, and if not so revoked, such waiver and release with respect to claims arising under ADEA shall become irrevocable and effective on the eighth day following such execution. For the avoidance of doubt, except as provided in the foregoing provisions of this paragraph, this Agreement shall become effective and irrevocable immediately upon execution by the Parties.

    The Company, on its own behalf and on behalf of each member of the Company Group, and their predecessors and successors and assigns and legal representatives, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of any thing or matter whatsoever (including without limitation relating to the Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group), other than any such complaints, claims, charges or causes of action arising out of or in connection with the Executive's fraud or willful misconduct, both known and unknown, in law or in equity, which the Company or the Company Group may now have or ever had against the Executive, all of his respective successors, assigns, legal representatives, heirs, executors and administrators (in their capacities as such), past and present, (collectively, the "Executive Releasees"), from the beginning of time to the date hereof. By signing this Agreement, the Company acknowledges it intends to waive and release any rights known or unknown it may have against the Executive Releasees (other than any such complaints, claims, charges or causes of action arising out of or in connection with the Executive's fraud or willful misconduct); provided, that the Company does not waive or release claims with respect to the right to enforce this Agreement.

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  Availability of Relief.

  The Executive acknowledges that a violation by the Executive of any of the covenants contained in Sections 4 or 5 of this Agreement or Section 12 of the Employment Agreement, would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the Executive agrees that, notwithstanding any provision of this Agreement to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in Sections 4 or 5 of this Agreement or Section 12 of the Employment Agreement, in addition to any other legal or equitable remedies it may have. The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Agreement or otherwise, and all of the Company's rights shall be unrestricted.

  Entire Agreement.

  This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the Employment Agreement between the Parties, dated as of August 13, 2004, as amended on December 2, 2004 (the "Employment Agreement"), and the Pre-IPO Option Agreements, except to the extent provided herein; provided, however, that (i) the Nonqualified Stock Option Agreements entered into by and between the Company and the Executive, dated March 13, 2006, March 14, 2006, March 1, 2007 and March 2, 2007 (the "Post-IPO Option Agreements"), (ii) the Restricted Stock Award Agreement dated December 16, 2004 (the "Restricted Stock Agreement"), and (iii) the Restricted Share Units Agreements dated January 1, 2006 and March 2, 2007 (the "RSU Agreements") are hereby explicitly preserved without any amendment or modification thereto. Other than (i) the Employment Agreement, (ii) the Pre-IPO Option Agreements, (iii) the Post-IPO Option Agreements, (iv) the Restricted Stock Agreement, (v) the RSU Agreements, and (vi) this Agreement, there are no agreements of any nature whatsoever between the Executive and the Company that survive this Agreement. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

  Mutual Bring-Down Waiver and Release.

  On the Termination Date (or not later than five (5) days thereafter), the Executive and the Company agree to each execute a second waiver and release (the "Bring-Down Waiver and Release") substantially identical to the respective waiver and release provided by the Executive and the Company in Section 6, except that in the phrase "from the beginning of time to the date hereof" , the reference to "the date hereof" shall refer to date on which the Bring-Down Waiver and Release is signed.

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  Miscellaneous.
    Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

    If to the Company:

    Interline Brands, Inc.

    801 West Bay Street

    Jacksonville, Florida 32204

    Attention: Chief Executive Officer

    with a copy to:

    Paul, Weiss, Rifkind, Wharton & Garrison LLP

    1285 Avenue of the Americas

    New York, New York 10019-6064

    Attention: John Kennedy

    If to the Executive:

    Mr. William E. Sanford

    c/o Pepper Hamilton LLP
    400 Berwyn Park
    899 Cassatt Road
    Berwyn, PA 19312
    Attention: Sean P. McDevitt

    or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

    Successors. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.
    Taxes. The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes, including without limitation any applicable employment taxes that are required to be withheld by applicable laws and regulations.

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    Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.
    Non-Admission of Wrongdoing. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.
    Governing Law/Venue. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of laws. Any dispute regarding this Agreement shall be adjudicated in any state or federal court serving Duval County, Florida.
    Counterparts. This Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each Party hereto confirms that any facsimile copy of such Party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the day and the year first above written.

 INTERLINE BRANDS, INC.

By: /s/ Michael J. Grebe

Name: Michael J. Grebe

Title: Chief Executive Officer and
Chairman of the Board

WILLIAM E. SANFORD

/s/ William E. Sanford

Signature Page to Separation Agreement and General Release of all Claims